[DESCRIPTION]
Exhibit 77(C)


A Special Meeting of Shareholders of RIMCO Monument Bond Fund (the "Bond Fund") (since renamed Riggs U.S. Government Securities Fund), RIMCO Monument Stock Fund (the "Stock Fund") (since renamed Riggs Stock Fund), and RIMCO Monument Small Capitalization Equity Fund (the "Small Capitalization Equity Fund") (since renamed Riggs Small Company Stock
Fund) was held on June 19, 1998. On April 20, 1998, the record date for shareholders voting at the meeting, there were 3,496,359 total outstanding shares of the Bond Fund; 7,031,764 total outstanding shares of the Stock Fund; and 2,990,514 total outstanding shares of the Small Capitalization Equity Fund. The following item was considered by shareholders and the results of their voting were as follows:

To approve or disapprove a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, on behalf of each of the Bond Fund, Stock Fund, and Small Capitalization Equity Fund.

				For 			Against
	Abstain

Bond Fund 			2,816,055		     5,719			7,937

Stock Fund 			4,500,652		130,884			11,949

Small Capitalization	2,543,423		 26,224			20,349
Equity Fund


Exhibit 77Q(i)

RIMCO Monument Funds
Amendment #4
to the By-Laws
(effective May 12, 1998)
Strike Section 3 - Place of Meeting of Article IV - Shareholders' Meetings and replace it with the following:
Section 3. Place of Meeting. Meetings of the shareholders of the Trust or a particular Series or Class shall be held at such place within or without The Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.
Strike Section 6 - Place of Meeting of Article V - Trustees' Meetings and replace it with the following:
Section 6. Place of Meeting. Meetings of the Trustees shall be held at such place within or without The
Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

Exhibit 77Q(ii)

RIMCO Monument Funds
Amendment No. 6
to the
dated April 1, 1991



	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

"Section 1. Name.
	This Trust shall be known as Riggs Fund Group."

	Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

	"(b)  The "Trust" refers to Riggs Fund Group."

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

				Riggs U.S. Government Securities Fund
				  Class R Shares
				Riggs Prime Money Market Fund
				  Class R Shares
				  Class Y Shares
				Riggs Small Company Stock Fund
				  Class B Shares
				  Class R Shares
				Riggs Stock Fund
				  Class B Shares
				  Class R Shares
				Riggs U.S. Treasury Money Market Fund
				  Class R Shares
				  Class Y Shares


	Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

Section 9.  Use of Name.
	The Trust acknowledges that Riggs Investment Management Co. has reserved the right to grant the non-exclusive use of the name "Riggs Fund Group" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Riggs Fund Group."

	The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of May, 1998.

	WITNESS the due execution hereof this 13th day of May, 1998.

/s/ John F. Donahue		/s/ Edward L. Flaherty
John F. Donahue	Edward L. Flaherty

/s/ Thomas G. Bigley		/s/ Edward C. Gonzales
Thomas G. Bigley	Edward C. Gonzales

/s/ John T. Conroy, Jr.		/s/ Peter E. Madden
John T. Conroy, Jr.	Peter E. Madden

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ William J. Copeland		/s/ Wesley W. Posvar
William J. Copeland	Wesley W. Posvar

/s/ James E. Dowd		/s/ Marjorie P. Smuts
James E. Dowd	Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.

Exhibit 77Q(iii)

Riggs Fund Group
Amendment No. 7
to the
dated April 1, 1991


Effective June 30, 1998:

	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

"Section 1. Name.
	This Trust shall be known as Riggs Funds."

	Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

	"(b)  The "Trust" refers to Riggs Funds."

	Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

"Section 9.  Use of Name.
	The Trust acknowledges that Riggs Investment Management Co. has reserved the right to grant the non-exclusive use of the name "Riggs Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Riggs Funds."

	The undersigned President and Secretary hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of May, 1998.

	WITNESS the due execution hereof this 22ndday of June, 1998.



/s/ Edward C. Gonzales		/s/ John W. McGonigle
	Edward C. Gonzales	John W. McGonigle
	President	Secretary